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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Registration Statement of Sterling Chemicals, Inc. on Form S-4 of our report dated October 25, 1995 on our audit of the statement of operations, cash flows and changes in stockholders' equity for the year ended September 30, 1995, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption "Experts."



COOPERS & LYBRAND L.L.P.

Houston, Texas
May 2, 1997